EXHIBIT 99.1

Bridgeline Software Reports Record Sales for
Fourth Quarter and Fiscal Year 2007

WOBURN, Mass, December 7, 2007  Bridgeline Software, Inc. (NASDAQ: BLSW), a developer of SaaS based web application management software and award-winning web applications, today announced results for its fourth quarter and for its fiscal year ended September 30, 2007.

Highlights from the fiscal fourth quarter and twelve month fiscal year 2007 results include:

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Bridgeline Software achieved record revenues of $4,151,000 for the quarter ended September 30, 2007 representing a 91% increase over Bridgeline Software’s  revenues of $2,176,000 for the same quarter of 2006

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Bridgeline Software achieved net income of $23,000 for the quarter ended September 30, 2007, versus a net loss of $1,111,000, over the same quarter of 2006.  In addition, we achieved $294,000 in EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) before stock compensation and non-recurring charges for the quarter ending September 30, 2007, versus a loss $586,000 over the same period of 2006.

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Bridgeline Software achieved record revenues of $11,151,000 for the fiscal year ended September 30, 2007 representing a 35% increase over Bridgeline Software’s  revenues of $8,235,000 for the same period of 2006

-	Bridgeline Software now has over 350 customers, 66% of which pay monthly subscription or monthly managed services fees. In addition 43% of total revenues are generated from Fortune 1,000 customers.

Thomas L. Massie, President and Chief Executive Officer of Bridgeline Software commented, “We are excited with our continued rapid growth, generation of positive cash flow from operations, and recent expansions into the Atlanta and Chicago markets.”  Mr. Massie continued to say, “Our SaaS based web application management software, iAPPS, has received excellent customer reception.  We are confident iAPPS will become a cornerstone in the foundation of Bridgeline and we believe it will enhance our growth and recurring revenue strategy”

Results of Operations for the quarter ended September 30, 2007

Bridgeline Software recorded revenue of $4.1 million in the quarter ended September 30, 2007, an increase of $2.0 million, or 91% compared to the same period of the prior year.  The Company posted operating income for the quarter ended September 30, 2007, of $37 thousand compared to an operating loss of $793 thousand in same quarter of the prior year.  The Company posted net income for the quarter ended September 30, 2007 of $23 thousand or less than one cent ($0.00) per diluted share versus a net loss of $1.1 million or ($0.26) per diluted share in the same quarter of the previous year.  The increase in net income was primarily attributable to an increase in revenues offset by an increase stock-based compensation expense and in research and development costs associated with the development of the iAPPS product line.

Results of Operations for the fiscal year ended September 30, 2007

Bridgeline Software recorded revenue of $11.2 million in the fiscal year ended September 30, 2007, an increase of $2.9 million, or 35% compared to the same period of the prior year.  The Company posted an operating loss for the fiscal year ended September 30, 2007, of $1.0 million compared to an operating loss of $810 thousand in fiscal year 2006.  The Company posted a net loss for the fiscal year ended September 30, 2007 of $1.9 million or ($0.36) per diluted share versus a net loss of $1.4 million or ($0.36) per diluted share in the previous fiscal year.  The increase in net loss was primarily attributable to increases in stock-based compensation expenses, interest costs, legal, accounting and consulting fees related to the Company’s initial public offering, as well as an increase in product development costs.

Bridgeline Software, Inc.

Condensed Consolidated Statements of Operations
(Dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Revenue	$4,151	$2,176	$11,151	$8,235

Cost of revenue	1,657	967	5,020	3,809

Gross profit	2,494	1,209	6,131	4,426
Operating expenses:
Sales and marketing	1,220	1,245	3,488	3,227
General and administrative	998	695	2,858	1,833
Technology development	239	62	791	176
Total operating expenses	2,457	2,002	7,137	5,236
Income / (loss) from operations	37	(793)	(1,006)	(810)

Interest expense, net	(14)	(318)	(891)	(638)
Income / (loss) before income taxes	23	(1,111)	(1,897)	(1,448)
Income taxes	—	—	—	—
Net income / (loss)	$23	$(1,111)	$(1,897)	$(1,448)

Net income / (loss) per share:
Basic and diluted	$0.00	$(0.26)	$(0.36)	$(0.36)

Number of weighted average shares:
Basic	8,238,725	4,283,833	5,285,787	4,046,278
Diluted	8,632,116	4,283,833	5,285,787	4,046,278

EBITDA results (Note 1)

Add:
Interest expense	$47	$318	$924	$638
Depreciation and amortization	156	100	402	305
Stock-based compensation	68	—	332	4
Other non-recurring charges – consulting fees	—	107	168	119

EBITDA before stock compensation and other non-recurring charges	$294	$(586)	$(71)	$(382)
EBITDA per share	$0.03	$(0.14)	$(0.01)	$(0.09)

Note 1:    EBITDA before stock compensation and other non-recurring charges is a Non-GAAP Financial Measurement.   We use earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). We define EBITDA before stock compensation and other non-recurring charges as net income before interest, taxes, depreciation, amortization and stock-based compensation. We present EBITDA before stock compensation and other non-recurring charges because we consider it an important supplemental measure of our performance by adjusting net income or loss primarily for the non-cash charges and other non-recurring charges. Other non-recurring charges primarily include monthly consulting fees paid for advisory services in connection with business combination opportunities.  During fiscal 2007, this agreement was renegotiated and fees are only paid upon the success of a business combination.  Because the use of EBITDA before stock compensation and other non-recurring facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business. In addition, we believe this measure provides the investor with an accurate measure of our ability to meet our future cash flow requirements.

Bridgeline Software, Inc.

Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	September 30, 2007	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$5,188	$591
Accounts receivables and other current assets	3,439	1,482
Total current assets	8,627	2,073

Other assets	1,234	1,102
Intangible assets, net	1,441	303
Goodwill	14,426	6,346

Total assets	$25,728	$9,824

Liabilities and stockholders’ equity
Current liabilities:
Short term debt, net of discount	$—	$2,497
Current liabilities and accrued expenses	2,688	1,596
Total current liabilities	2,688	4,093

Other liabilities	165	99
Total liabilities	2,853	4,192

Stockholders’ equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock - $.001 par value; 20,000,000 shares authorized, 8,648,949 and 4,273,833 shares issued and outstanding, respectively	9	4
Additional paid-in capital	28,926	9,791
Accumulated deficit	(6,060)	(4,163)
Total stockholders’ equity	22,875	5,632

Total liabilities and stockholders’ equity	$25,728	$9,824

About Bridgeline Software, Inc.

Bridgeline Software is a developer of SaaS based web application management software and award-winning web applications that help organizations optimize business processes.  The iAPPS® Framework and Product Suite are innovative SaaS solutions that unify Content Management, Analytics, eCommerce, and eMarketing capabilities – enabling business users to swiftly enhance and optimize the value of their web properties.  Combined with award-winning application development services, Bridgeline Software helps customers cost-effectively accommodate the rapidly changing needs of mission-critical web applications.  Bridgeline Software's teams of developers specialize in web application development, information architecture, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Software is headquartered near Boston with additional locations in Atlanta, Chicago, New York, Washington D.C., and Bangalore India. We are a recipient of the Inc. 500 award for America’s fastest growing companies and currently service over 350 customers ranging from middle market organizations to divisions of Fortune 1,000 companies that include: The Bank of New York, Marriott International, Citibank, Berkshire Life, EMC, John Hancock, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., Perkin Elmer, UBS, JBHanauer & Co., Omgeo, the Gill Foundation, The Commonwealth Fund, and the Smithsonian Institute. To learn more about Bridgeline Software, please visit www.bridgelinesw.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including the risks described in our filings with the Securities and Exchange Commission, that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Gary Cebula
Executive Vice President
Chief Financial Officer
781-497-3002
gcebula@bridgelinesw.com